Exhibit 99.1

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Financial Statements

As of December 31, 2013 and 2012

and For the Years Ended December 31,

2013, 2012 and 2011

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Index

December 31, 2013, 2012 and 2011

Page(s)

Independent Auditor’s Report

Financial Statements

Balance Sheets	1

Statements of Operations	2

Statements of Cash Flows	3

Statements of Changes in the Net Investment of Parent	4

Notes to Financial Statements	5-16

Independent Auditor’s Report

To the Board of Directors and Members of

Classified Ventures, LLC

We have audited the accompanying financial statements of Apartments.com, a Business Unit of Classified Ventures, LLC, which comprise the balance sheets as of December 31, 2013 and December 31, 2012, and the related statements of operations, of cash flows, and of changes in the net investment of parent for each of the three years in the period ended December 31, 2013.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apartments.com at December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 8 to the financial statements, the Company has entered into significant transactions with Investor Affiliates of Classified Ventures, LLC, all related parties.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 28, 2014

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Balance Sheets

December 31, 2013 and 2012

(In thousands of dollars)	2013	2012

Assets
Current assets
Marketable securities held in trust	$633	$743

Accounts receivable, net of allowance for doubtful accounts of $365, $418, and $320, respectively	10,416	11,358
Affiliate Investor accounts receivable	524	160
Prepaid expenses & other current assets	1,680	1,419

Total current assets	13,253	13,680

Property and equipment, net of accumulated depreciation	1,533	1,393
Marketable securities held in trust, less current portion	1,544	1,788
Goodwill	3,440	3,440
Investment	183	—
Definite lived intangible assets	—	9

Total assets	$19,953	$20,310

Liabilities and Net Investment of Parent
Current liabilities
Accounts payable	$1,781	$809
Accrued compensation and related costs	2,656	2,173
Accrued expenses & other current liabilities	2,797	2,326
Deferred revenue	595	503
Current portion deferred incentive plans	633	743

Total current liabilities	8,462	6,554

Deferred incentive plans, less current portion	2,699	1,722

Total liabilities	11,161	8,276

Commitments and contingencies (Note 15)

Net investment of Parent	8,792	12,034

Total liabilities and net investment of Parent	$19,953	$20,310

The accompanying notes are an integral part of these financial statements.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Statements of Operations

Years ended December 31, 2013, 2012 and 2011

(In thousands of dollars)	2013	2012	2011

Operating revenue
Net revenue	$78,542	$68,671	$62,319
Net revenue Affiliate Investor	7,325	7,961	8,071

Total net operating revenue	85,867	76,632	70,391

Operating expenses
Product support, technology and operations	18,497	15,924	14,410
Marketing and sales	29,215	26,692	24,619
General and administrative	8,201	6,657	6,801
Professional fees for sale	1,348	—	—
Affiliate revenue share	4,807	3,528	2,557

Total operating expenses	62,068	52,801	48,386

Operating income	23,799	23,831	22,004

Other income
Interest income	—	—	4
Gain on investments	399	153	14

Net income	$24,198	$23,984	$22,022

The accompanying notes are an integral part of these financial statements.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Statement of Cash Flows

For the year ended December 31, 2013, 2012 and 2011

(In thousands of dollars)	2013	2012	2011

Cash flows from operating activities
Net income	$24,198	$23,984	$22,022
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	635	697	772
Loss on disposition of property and equipment	107	—	—
Provision for accounts receivable	632	634	375
Change in operating assets and liabilities
Accounts receivable	(54)	(3,000)	(664)
Prepaid expenses and other current assets	(261)	(334)	303
Investment	(183)	—	—
Deferred compensation, net of funding	1,221	231	(40)
Accounts payable	846	146	(353)
Accrued expenses and other current liabilities	978	743	47
Deferred revenue	92	77	(37)

Net cash provided by operating activities	28,211	23,178	22,425

Cash flows from investing activities
Purchase of property and equipment	(771)	(892)	(469)

Net cash used in investing activities	(771)	(892)	(469)

Cash flows from financing activities
Net transfer to Parent	(27,440)	(22,286)	(21,956)

Net cash used in financing activities	(27,440)	(22,286)	(21,956)

Increase in cash	—	—	—

Cash
Beginning of year	—	—	—

End of year	$—	$—	$—

Supplemental disclosure of noncash investing and financing activities
Purchases of property, plant and equipment in accrued liabilities and accounts payables at the end of the year	$131	$30	$13

The accompanying notes are an integral part of these financial statements.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Statements of Changes in the Net Investment of Parent

Years ended December 31, 2013, 2012 and 2011

(In thousands of dollars)
Net Investment of Parent	2013	2012	2011

Beginning Balance	$12,034	$10,112	$10,030
Net income	24,198	23,984	22,022
Net transfer to Parent	(27,440)	(22,062)	(21,940)

Ending Balance	$8,792	$12,034	$10,112

The accompanying notes are an integral part of these financial statements.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Notes to Financial Statements

1.	Nature of Business

Apartments.com is a division of Classified Ventures, LLC (hereafter referred to as the “Parent”), managed and operated as a business by a single management team. The accompanying financial statements reflect the assets, liabilities, revenue and expenses directly attributable to the Apartments.com business (hereafter referred to as the “Business”) as well as certain allocations from the Parent.

Parent is a strategic joint venture among five large media partners whose objectives are to collectively capitalize on revenue growth in the online classified categories of automotive, rentals and real estate. The strategic partners are Gannett Co., Inc., The McClatchy Company, Tribune Company, The Washington Post Company and A.H. Belo Corporation (the “Investors”).

Apartments.com is a national online rentals guide and relocation resource that helps renters find available apartment and home rentals that meet their needs through its websites, including Apartments.com, ApartmentHomeLiving.com and RentalHomesPlus.com. The online services in the classified advertising marketplace that Apartments.com provides builds upon the local capabilities and expertise of its investor owned affiliated network of approximately 90 newspapers (the “Affiliates”).

2.	Summary of Significant Accounting Policies

Basis of Presentation

These financial statements reflect the historical financial position, results of operations, net investments of Parent and cash flows of the Business for the periods presented. The historical financial statements reflect the amounts that have been “carved-out” from the Parent’s consolidated financial statements prepared in accordance with U.S. general accepted accounting principles and reflect allocations of corporate and other expenses based on estimated usage of such services and expenses. The statements do not include adjustments necessary to depict the Business on a stand-alone basis. As a result, the financial statements included herein may not necessarily be indicative of the Business’s financial position, results of operations, or cash flows had the Business operated as a stand-alone entity during the period presented.

The financial statements were prepared using the historical records of the assets and liabilities of the Parent, and all sales, costs, assets and liabilities directly attributable to the Business. In addition, certain expenses reflected in the financial statements include allocations of corporate and other expenses from the Parent, which in the opinion of management are reasonable (refer to Note 8).

All such allocated costs and expenses have been deemed to have been paid by the Business to Parent in the period in which the costs were incurred.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used for, but are not limited to, the accounting

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Notes to Financial Statements

for: allowance for uncollectible accounts receivable, depreciation and amortization, useful lives of definite-lived assets, accrued expenses, goodwill, commitments and contingencies, allocations of corporate and other expenses, among others.

Concentration of Credit Risk

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed to perform as contracted. The Business believes the likelihood of incurring material losses due to concentration of credit risk is remote. The principal financial instruments subject to credit risk are as follows:

Accounts Receivable – The Business’s credit policies and credit lines limit credit risk. Based on historical trends and experiences, the allowance for doubtful accounts is adequate to cover potential credit risk losses.

Accounts receivable are carried at their face value less an allowance for doubtful accounts. To date, accounts receivable have primarily been derived from advertising fees billed to Affiliates, property managers, private parties, and banner and sponsorship advertising clients. At December 31, 2013 and 2012, net accounts receivable from Affiliates was $0.5 million excluding credit balances and $0.2 million, respectively, which represented 5% and 1%, respectively, of the net accounts receivable. No Affiliate individually had accounts receivable greater than 10% of the overall total.

The Business requires no collateral to support accounts receivable and maintains reserves for potential credit losses. Historically, such losses have been within management’s expectations. The Business maintains reserves based upon the expected collectability of accounts receivable and establishes specific reserves when appropriate. No individual customer had a significant revenue concentration.

Changes in the allowance for doubtful accounts are as follows:

	2013	2012	2011

Balance at January 1	$418	$320	$430
Charges to expenses	632	634	375
Write-offs, net of recoveries	(685)	(536)	(485)

Balance at December 31	$365	$418	$320

Centrally Pooled Cash – As the Parent uses a centralized cash management system, there is no cash held locally by the Business. Transactions between the Parent and the Business are accounted for through the Parent company investment. Therefore, no cash is included in the balance sheet.

Marketable Securities Held in Trust

The Business’s marketable securities held in trust relate to the deferred compensation plan (see Note 13) and are classified as trading securities, with unrealized gains and losses included in the statement of operations of the Business. The marketable securities held in trust were $2.2 million and $2.5 million as of December 31, 2013 and 2012, respectively.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Notes to Financial Statements

Property and Equipment

Property and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives as follows:

Computer software and hardware	3-5 years
Furniture and fixtures	7-12 years
Leasehold improvements	shorter of lease term or estimated useful life

Normal repairs and maintenance are expensed as incurred. The costs and related accumulated depreciation of assets sold or disposed are removed from the balance sheet and any resulting gain or loss is included in the statement of operations.

Goodwill

Goodwill represents the excess of the total purchase price of acquisitions over the fair value of the acquired assets. Goodwill is not amortized, but is subject to an impairment review annually and whenever indicators of impairment exist. Starting in 2012, the option was available to the Business to use the qualitative assessment of impairment. The Business chose to test for goodwill impairment, at the reporting unit level, using the two-step process. The first step involves a comparison of the estimated fair value of each reporting unit with its carrying value. Fair value is estimated using discounted cash flows of the reporting unit based on planned growth rates, and estimates of discount rates and residual values. If the carrying value exceeds the fair value, the second step of the process is necessary. The second step measures the difference between the carrying value and implied fair value of goodwill. If the carrying value exceeds fair value, goodwill is considered impaired and is reduced to fair value. See Note 6 for additional goodwill disclosures.

Valuation of Long-Lived Assets

The Business evaluates the carrying value of long-lived assets to be held and used whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The carrying value of long-lived group of assets is considered impaired when the projected undiscounted cash flows are less than the carrying value. No impairment losses were incurred in 2013, 2012 and 2011.

Website and Product Development Costs

Website product development costs are capitalized based upon the nature of the costs incurred and the stage of the website’s development.

For software developed or obtained for internal use, the Business capitalizes costs based upon the nature of the costs incurred and the stage of software development. There were no internal-use software costs capitalized in 2013, 2012 and 2011.

Fair Value of Financial Instruments

The Business’s financial instruments include accounts receivable, accounts payable and accrued liabilities. Due to the short-term nature of these items, the carrying values are deemed to approximate fair value. For the fair value of marketable securities refer to the Note 11.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Notes to Financial Statements

Revenue Recognition

The primary source of revenue for the Business is from the sale of online subscription advertising products for the rentals industry segment. Online advertising sales to Affiliates, property managers, and private parties are recognized as the service is delivered. Revenue is recorded net of credits.

The Business also sells banner and sponsorship advertising on its websites, pursuant to fixed fee or transaction based contracts. The customers are billed for impressions delivered or click-throughs on their advertisements. An impression is the display of an advertisement to an end-user on the website and is a measure of volume. A click-through occurs when an end-user clicks on an impression. Revenue is recognized evenly over the contract term for fixed fee contracts where a minimum number of impressions or click-throughs is not guaranteed. Revenue is recognized as the service is delivered for transaction based contracts. If the impressions or click-throughs delivered are less than the amount billed, the difference is recorded as deferred revenue and recognized as earned.

Advertising Expenses

The Business expenses all advertising costs as incurred. Total advertising expense was $11.2 million, $9.8 million, and $9.0 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Income Taxes

As a limited liability company, the Parent is generally not subject to income taxes. Accordingly, no income taxes have been recognized by the Business.

3.	Recently Issued Pronouncements

In December 2013, the FASB issued Accounting Standards Update No. 2013-12, Definition of a Public Business Entity. This ASU defines public business entity. The definition of a public business entity will be used in considering the scope of new financial guidance and will identify whether the guidance does or does not apply to public business entities. The term public business entity will be used in Accounting Standards Updates issued beginning in 2014. As of December 31, 2013 this guidance did not impact the Business’s financial statements. The Business is still evaluating the impact on the financial statements prospectively.

4.	Operating Leases

The Business is obligated as a lessee under a certain non-cancelable operating lease for the office space in Austin, Texas and is also obligated to pay for insurance, maintenance and other executory costs associated with the lease. The Parent has operating leases for the office space in Chicago, Illinois and charged the Business $0.8 million, $0.7 million, and $0.7 million during 2013, 2012 and 2011, respectively, as part of allocated corporate expenses (see Note 8).

Future minimum operating lease payments for the Business, excluding allocated expenses from the Parent, at December 31, 2013 are as follows:

2014	$54
2015	42

Total	$96

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Notes to Financial Statements

Rental expense, excluding an allocation of expenses from the Parent, was $0.1 million, $0.1 million and $0.1 million for the year ended December 31, 2013, 2012 and 2011, respectively. Allocations from the Parent include $0.8 million, $0.7 million and $0.7 million of rental expense related to the Chicago office space for 2013, 2012 and 2011, respectively.

5.	Property and Equipment

Property and equipment at December 31, 2013 and 2012 consisted of the following:

	2013	2012

Computer software and hardware	$3,607	$3,654
Furniture and equipment	902	711

	4,509	4,365
Less accumulated depreciation	(2,976)	(2,972)

Total	$1,533	$1,393

Depreciation expense, excluding an allocation of expenses from the Parent, was $0.6 million, $0.6 million and $0.7 million for the years ended December 31, 2013, 2012 and 2011, respectively. Allocations from the Parent for the years ended December 31, 2013, 2012 and 2011 include $1.1 million, $0.8 million and $0.8 million, respectively, of depreciation expense primarily related to shared data center, computer software and hardware and network equipment (see Note 8).

6.	Goodwill

Apartments.com has $3.4 million of goodwill as a result of the acquisition of ApartmentHomeLiving.com in February 2009. The Business purchased ApartmentHomeLiving.com, an online classified listing site for apartment rental properties based in Austin, Texas, for a cash payment of $2.0 million. The agreement also provided for additional payments to be made if certain earnings and traffic targets were met in the future, such payments totaled $1.5 million in 2010 and $1.7 million in 2009.

The Business performs the required annual impairment assessment of its goodwill in the fourth quarter. Management determined that the fair value of the Business exceeded the respective carrying value significantly and accordingly, goodwill within the reporting unit was not determined to be impaired. Management will continue to evaluate for impairment of goodwill, if any, based on any declines in the real estate rental market or other impairment triggers.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Notes to Financial Statements

7.	Definite Lived Intangible Assets

The Business has definite lived intangible assets from recent acquisitions which consist primarily of unamortized assets that became fully amortized in the year 2013. The following table sets forth balance sheet information for intangible assets subject to amortization, excluding goodwill:

	URL/Domain		Vendor &
	and Trade	Customer	Affiliate	Overall
	Names	Relationships	Relationships	Technology	Total

At December 31, 2013
Gross intangible assets	$40	$90	$10	$400	$540
Accumulated amortization	(40)	(90)	(10)	(400)	(540)

Intangible assets, net	$—	$—	$—	$—	$—

	URL/Domain		Vendor &
	and Trade	Customer	Affiliate	Overall
	Names	Relationships	Relationships	Technology	Total

At December 31, 2012
Gross intangible assets	$40	$90	$10	$400	$540
Accumulated amortization	(39)	(90)	(10)	(392)	(531)

Intangible assets, net	$1	$—	$—	$8	$9

Amortization expense was immaterial for 2013 and $0.1 million and $0.1 million in 2012 and 2011, respectively. Based upon the current amount of intangibles subject to amortization, there is no estimated amortization expense for 2014. The useful lives range from 1.5 - 4 years.

8.	Related Party Transactions

Net sales to Investor Affiliates totaled $7.3 million, $8.0 million and $8.1 million for the years ended December 31, 2013, 2012 and 2011, respectively, and revenue share to the Affiliates totaled $4.8 million, $3.5 million and $2.6 million for the years ended December 31, 2013, 2012 and 2011, respectively. Net accounts receivable from Investor Affiliates totaled $0.5 million excluding credit balances and $0.2 million as of December 31, 2013 and 2012, respectively.

Pursuant to Affiliate Agreements between the Business and each of its Affiliates, Affiliates are assigned a sales territory to sell the Business’s products on a wholesale/retail basis. The Affiliate Agreements specify print and online promotion obligations of the Affiliate, bar the Affiliates from engaging in specified activities and identify performance obligations of the Business and the Affiliate. Each Investor owned Affiliate Agreement contains language requiring the Business to treat all similarly situated Investor Affiliates equally.

The financial statements include expense allocations from the Parent for certain functions, including but not limited to, general corporate and other expenses including finance, legal, information technology supporting data center and network infrastructure, human resources, insurance, and facilities. These expenses have been allocated to the Business on the basis of direct usage when identifiable, with the remainder allocated on the basis of headcount or other measures.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Notes to Financial Statements

During the years ended December 31, 2013, 2012 and 2011 the Business was allocated the following expenses which are included in the statement of operations as follows:

	2013	2012	2011

Product support, technology and operations	$2,624	$2,423	$2,237
General and administrative	4,194	3,984	4,060

Total allocated	$6,818	$6,407	$6,297

In addition to the allocations described above, the financial statements include expense reimbursements from the Parent for certain agreed upon employee costs performed for supporting Auto.com website and traffic maintenance beginning in 2012. These reimbursements have been allocated to the Business on the basis of time spent on the project. The benefit received by the Business totaled $0.7 million and $0.6 million for the years ended December 31, 2013 and 2012, respectively, and was recorded in product support, technology and operations expenses in the income statement.

The expense allocations have been determined on a basis that both the Parent and Business consider to be a reasonable reflection of the utilization of services provided or the benefit received by the Business during the periods presented.

9.	Net Investment of Parent

The Net Investment of Parent reflects the net assets of the Business, which is comprised of the retained earnings of the Business, net of contributions and distributions and transactions between the Business and the Parent.

All significant intercompany transactions between the Parent and the Business have been included in these financial statements and are considered to be effectively settled for cash at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the statement of cash flows as a financing activity and in the statement of changes in the Net Investment of Parent.

10.	Business Investment

Apartments.com has an investment in RentWiki Holdco, LLC, which has as its only asset an investment in Vertical Brands, Inc. Vertical Brands, Inc. operates a peer review and recommendation website called www.apartmentlist.com to find apartments across cities in the United States. In September 2013, the Business received preferred stock at an investment value of $0.2 million which represents less than 5% ownership in RentWiki Holdco, LLC. Each share of preferred stock carries the same voting rights as other classes of stock; however they have a substantive liquidation preference and are not actively traded. Therefore, the Business accounts for this investment under the cost method.

The aggregate carrying amount of the investment at December 31, 2013 was $0.2 million. The Business did not estimate the fair value of the investment because it did not identify any events or circumstances that may have had a significant adverse effect on the investment’s value.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Notes to Financial Statements

11.	Fair Value Measurements

The Business accounts for certain items using the fair market value method of accounting which establishes a fair value hierarchy for those items measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Business’s assumptions (unobservable inputs). The fair value hierarchy consists of the following three levels:

•	Level 1- Quoted prices in active markets that the Business has the ability to access for identical assets or liabilities;

•	Level 2 - Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuations in which all significant inputs are observable in the market; and

•	Level 3 - Valuations using significant inputs that are unobservable in the market and include the use of judgment by the Business’s management about the assumptions market participants would use in pricing the asset or liability.

The financial assets and liabilities of the Business that are carried at fair value on a recurring basis in the balance sheet include the Long Term Incentive Plan (“LTIP”) assets and liabilities and marketable securities (see Note 13).

The following table presents the LTIP investments carried at fair value as of December 31, 2013, by category on the balance sheet in accordance with the valuation hierarchy defined above:

	Level 1	Level 2	Level 3	Total

Mutual funds	$2,105	$—	$—	$2,105
Fixed income fund	—	72	—	72

	$2,105	$72	$—	$2,177

The following table presents the LTIP investments carried at fair value as of December 31, 2012, by category on the balance sheet in accordance with the valuation hierarchy defined above:

	Level 1	Level 2	Level 3	Total

Mutual funds	$2,350	$—	$—	$2,350
Fixed income fund	—	181	—	181

	$2,350	$181	$—	$2,531

The following is a description of the Business’s valuation methodologies for assets and liabilities measured at fair value.

Fair value for mutual funds is measured using quoted market prices at the reporting date multiplied by the quantity held.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Notes to Financial Statements

The Business has an investment in a commingled fund for which quoted market prices are not available. The value of the investment represents the net asset value as provided by the trustee. Management performs its own pricing diligence by reviewing the net asset value and by obtaining audited financial statements from the trustee.

12.	Retirement Plan

The Parent has a 401(k) Retirement Savings Plan, which is qualified under Section 401(k) of the Internal Revenue Code and for which all full-time Business employees are eligible. Participants are eligible on the first day of the quarter following the date of hire after one month of service and are allowed to make tax-deferred contributions up to 100% of annual compensation, subject to limitations specified by the Internal Revenue Code.

The Business match is 100% of the employee’s contribution up to 3% of the employee’s salary, and thereafter 50% of the employee’s contribution, until the employee’s contributions reach 5% of the employee’s salary. All employees are fully vested immediately. For the years ended December 31, 2013, 2012 and 2011, the Business expensed matching contributions in the amount of $0.6 million, $0.5 million and $0.4 million, respectively.

13.	Long-Term Incentive Plan

In June 2001, the Parent’s LTIP, in which the employees of the Business participate, was established. The Parent, at its discretion, may designate up to 60 key employees to participate in the LTIP and may make annual contributions to the participants’ account. The contributions are invested at the participant’s direction among investment options including mutual funds and money market funds. The Business contributed $0.1 million, $0.4 million and $0.4 million in 2013, 2012 and 2011, respectively. The total amount contributed by the Business is marked to market quarterly and any unrealized gains (losses) are recognized through the income statement.

The amounts contributed to participants’ accounts vest over a three-year period. One-third of the amount contributed in a plan year (and any increases or decreases in the account as a result of income, gains, losses or costs allocated to the account) vests and is payable on February 15th of each of the three succeeding plan years after the plan year in which the contribution was made. Once a portion of an award vests, it is either deferred for one year or paid to the participant. This initial deferral election is made by the participant prior to the plan year for which the award was issued. One year following the vesting date, that same portion of the deferred award is either deferred for five years or paid to the participant. This subsequent deferral election is made not later than December 31st of the plan year prior to the plan year for which the award was issued. If a participant is involuntarily terminated other than for cause as defined by the plan, the participant’s account becomes 100% vested and distributed. If a participant resigns, the vested portion of the participant’s account is distributed and the unvested portion is forfeited. The forfeited funds are retained within the Trust and used to offset future contributions. Forfeitures were less than $0.1 million for the year ended December 31, 2013, $0.4 million for the year ended December 31, 2012, and $0.1 million for the year ended December 31, 2011.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Notes to Financial Statements

The Business applies accounting guidance for stock appreciation rights and other variable stock option or award plans for the cash awarded under this deferred compensation plan. Deferred compensation expense, excluding an allocation of corporate expenses from the Parent, was $0.1 million, $0.2 million, and $0.4 for the year ended December 31, 2013, 2012 and 2011, respectively. Corporate allocations from the Parent include less than $0.1 million, $0.1 million, and $0.2 million of deferred compensation expense in 2013, 2012 and 2011, respectively (see Note 8). The deferred compensation liability was $2.1 million and $2.4 million at December 31, 2013 and 2012, respectively.

Additionally in 2012, the LTIP asset and liability increased due to mid-year transfers of employees into the Business from the Parent. Transfers were $2.0 million into the LTIP asset and $1.6 million into the LTIP liability in 2012.

14.	Share Appreciation Rights Plan

Effective as of January 1, 2012, the Parent established a Share Appreciation Rights (SAR) Plan, in which the employees of the Business participate. The Classified Ventures Share Appreciation Rights Plan is intended to motivate certain key employees of Classified Ventures, LLC to maximize their contributions to the long-term success of the Business and to encourage them to remain in the employ of the Business through awards of Share Appreciation Rights. The Compensation Committee of the Parent, at its discretion, may designate key employees to participate in the plan. Eligible participants will receive a number of stock appreciation rights annually that entitle the employee to receive the appreciation in the fair market value of a share from the date of grant up to a specified date or dates plus an amount equal to the distributions per share. Benefits paid under this plan will be made in cash, not common stock, at the end of the three-year vesting period from the original grant date. Expenses related to the Share Appreciation Rights Plan have been recorded in accordance with the accounting standards for share based payments. Due to the cash settlement at the end of the performance period, the awards are classified as a liability and are remeasured each reporting period at fair value.

Under the SARs Plan, deferred compensation is based upon award of share appreciation rights, the value of which is related to the appreciation in the value of the common units of the Parent. Awards granted in a given year vest to the participant over a three-year period and are settled in cash at the end of the three-year performance period. In 2013 and 2012, respectively, the Parent awarded 0.5 and 0.9 million of share appreciation rights to participants employed by the Business with a base price of $4.48 and $4.19 per right. The price was determined by a third party valuation analysis which based the business value on the combination of income and market approaches. Upon the settlement of vested rights, the participant receives a lump sum cash payment in an amount equal to (i) the value of a common unit as of the date of settlement less (ii) the grant price value of a common unit on the grant date, plus dividend distributions per unit.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Notes to Financial Statements

Appreciation rights outstanding and exercisable as of December 31, 2013 and changes during the year ended were as follows:

	Rights / Units	Weighted Avg. Grant Price	Remaining Avg. Contract Terms	Aggregate Intrinsic Value
	(in thousands)	(per right)	(in years)	(in thousands)
Rights outstanding as of December 31, 2012	508	$4.19
Granted	457	4.48
Transfers	67	4.19
Exercised	—	—
Forfeited or terminated	(34)	4.37

Rights outstanding as of December 31, 2013	998	$4.32	1.5	$1,940

Rights exercisable as of December 31, 2013	535	$4.27	1.5	$1,085

Appreciation rights outstanding and exercisable as of December 31, 2012 and changes during the year ended were as follows:

	Rights / Units	Weighted Avg. Grant Price	Remaining Avg. Contract Terms	Aggregate Intrinsic Value
	(in thousands)	(per right)	(in years)	(in thousands)
Rights outstanding as of December 31, 2011	—	$—
Granted	852	4.19
Exercised	—	—
Forfeited or terminated	(344)	4.19

Rights outstanding as of December 31, 2012	508	$4.19	2.0	$299

Rights exercisable as of December 31, 2012	169	$4.19	2.0	$100

The Business measures the cost associated with awards issued under the SARs Plan using a graded vesting intrinsic value method, which includes a price increase in market value and a dividend component. Under this method, the cost of services related to the SARs Plan reflects changes in the Parent common unit price and the relative vesting period of the rights.

SARs expense, excluding an allocation of corporate expenses from the Parent, was $1.3 million and $0.1 million for the year ended December 31, 2013 and 2012. Corporate allocations from the Parent include $0.3 million for 2013 and less than $0.1 million of SARs expense in 2012 (see Note 8). No SARs Plan expense was capitalized as part of an asset and no significant plan modifications impacted the recorded expense in any of the reported years. There was $1.2 million and $0.1 million of deferred compensation liability related to the SARs Plan at December 31, 2013 and 2012, respectively.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Notes to Financial Statements

The following table summarizes the aggregate intrinsic value, which includes a dividend component, related to vested SARs as of December 31:

	2013			2012
	Rights / Units	Increase in Intrinsic Value	Aggregate Intrinsic Value	Rights / Units	Increase in Intrinsic Value	Aggregate Intrinsic Value
	(in thousands)	(per right)	(in thousands)	(in thousands)	(per right)	(in thousands)
Exercised rights	—	—	—	—	—	—
Vested rights outstanding	535	$2.03	$1,085	169	$0.59	$100

Total unrecognized compensation cost related to nonvested SARs, which includes a dividend component, is estimated to be $0.8 million and $0.2 million at December 31, 2013 and 2012, respectively. This cost is expected to be recognized over a remaining average vesting period of 1.5 years.

15.	Commitments and Contingencies

The Business is party to lawsuits arising out of the normal course of business. Management believes the final outcome of such litigation will not have a material adverse effect on the Business’s financial position, results of operations or cash flows.

16.	Subsequent Events

The Business assessed events occurring subsequent to December 31, 2013 and through March 28, 2014, the date the financial statements were issued, for potential recognition and disclosure in the financial statements.

On March 3, 2014, the Parent announced that it has entered into an agreement to sell the Apartments.com business for $585 million. The sale is expected to be finalized in the second quarter of 2014.